Exhibit 11 to Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Battery Park High Yield Fund

We consent to the use in Post-Effective Amendment No. 3 to Registration Statement (No. 33- 7805) of Battery Park High Yield Fund of our report dated November 13, 1998 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
November 24, 1998